Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Peter Charles
Thorium Power, Ltd.
Tel: (571) 730-1213
Email: pcharles@thoriumpower.com

Thorium Power Reports Second Quarter 2009 Financial Results
 and Provides Business Update

McLEAN, VA — August 10, 2009 — Thorium Power, Ltd. (OTCBB: THPW), the leading developer of non-proliferative nuclear fuel technology and provider of comprehensive advisory services for civil nuclear energy programs, today announced financial results for the second quarter and six months ended June 30, 2009.

Revenue for the three months ended June 30, 2009 was $3.4 million compared to $4.3 million for the second quarter of 2008.  Revenues for the three months ended June 30, 2009 and June 30, 2008 were generated by the Company’s consulting and strategic advisory services business segment.  The variation in revenue reflects the uneven nature of consulting projects and the timing of revenues recognized on the respective projects.  Operating loss for the three months ended June 30, 2009 was approximately $1.4 million compared to an operating loss of $611,000 for the same period in 2008.  Operating loss for the second quarter included approximately $1.3 million of non-cash items versus $1.4 million in the comparable period last year.  Net loss for the three months ended June 30, 2009 was approximately $1.3 million compared to a loss of $997,000 in the second quarter of 2008.  Excluding the impact of non-cash items, adjusted net loss for the three months ended June 30, 2009 would have been $93,786 compared to adjusted net income of $429,256 for the same period in 2008 (see “About Non-GAAP Financial Measures” near the end of this release).

As of June 30, 2009, the company had approximately $4.9 million of cash and cash equivalents and approximately $6.5 million of working capital.

Seth Grae, Chief Executive Officer, commented: “Our consulting services division continues to operate on solid footing while providing a platform to foster relationships and raise our profile as a leading provider of civilian nuclear advisory services. Our consulting services have also helped to offset the costs related to the development of our thorium-based nuclear fuel designs.  Heading into the second half of 2009, our revenue may weaken, due to normal variations in billable hours, coupled with recent changes in our billing rates implemented to further enhance the competitiveness of our advisory services. Furthermore, we remain active in discussing our services and capabilities with a number of government and foreign entities seeking comprehensive advisory services for civil nuclear energy programs.”

Mr. Grae continued: “Our technology development program, which has always been at the core of Thorium Power, continues to advance according to plan. The VVER development program now operates under the aegis of our wholly-owned operating unit, Lightbridge International Moscow. Also according to plan, we continue to expand the scope of our technology development and enhance our capabilities for Western-style nuclear reactor fuels.”

Mr. Grae concluded: “The prospects for both nuclear power and thorium-based nuclear fuel designs continue to gain momentum.  Foremost, we believe there is support in Congress for the Reid-Hatch “Thorium Energy Security Act.”  This legislation would appropriate $250 million over five years to help fund thorium fuel research and development.  Additionally, the Organization for Economic Cooperation and Development recently stated that its member countries will boost official backing for exports of renewable energy and nuclear power equipment to address growing demand.  These developments, among many others, provide a fertile environment to forge substantive relationships and afford us receptive clientele for our advisory services and non-proliferative, low waste fuel designs.”

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash items.  Net income excluding non-cash items is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).  The Company believes the presentation of net income excluding non-cash expense is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes net income excluding non-cash expense as a means to measure operating performance.  The table below reconciles adjusted net income (loss) excluding non-cash expense, a non-GAAP measure, to GAAP net income (loss) for the three months ended June 30, 2009 and June 30, 2008.

	Three Months Ended	Three Months Ended
	June 30, 2009	June 30, 2008
GAAP Net loss	$(1,346,950)	$(997,130)
Adjustments:
Expense - non-cash employee compensation	1,246,128	1,423,376
Expense - depreciation	7,036	3,010
Adjusted Net Income (Loss)	$(93,786)	429,256

About Thorium Power, Ltd.

Thorium Power is a pioneering U.S. nuclear energy company based in McLean, VA.  The Company develops non-proliferative nuclear fuel technology and provides comprehensive advisory services for emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Thorium Power’s technologies, which are aimed at both existing and future reactors, include nuclear fuel designs optimized to address key concerns regarding traditional nuclear power, including proliferation of weapons usable nuclear materials and reduction of nuclear waste.  The Company maintains a seasoned team with unparalleled experience from the nuclear energy industry, regulatory and government affairs, non-proliferation and diplomacy. It leverages those broad and integrated capabilities by offering consulting and strategic advisory services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure.  Thorium Power also maintains long-standing relationships with leading Russian nuclear entities, providing expert resources and facilities for its nuclear fuel development activities.  The Company seeks and forms partnerships with participants in the global nuclear industry, allowing it to address a wide range of international opportunities.

Conference Call

Thorium Power will host a conference call at 11:00 AM ET on Tuesday, August 25, 2009. The call will be available on the Company’s website at www.thoriumpower.com, or by calling (866) 900-0797 for U.S. callers, or (706) 679 -6787 for international callers, and entering conference ID: 24405225.  A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight September 1, 2009, and can be accessed by calling: (800) 642-1687 (U.S. callers) or (706) 645-9291 (international callers) and entering conference ID: 24405225.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other statements identified by forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.   Reference is made to the risk factors contained in our latest annual report as filed with the Securities and Exchange Commission. These factors may cause actual results to vary from the forward-looking statements contained in this release.

Further information is available on Thorium Power, Ltd.'s website at http://www.thoriumpower.com

Thorium Power Ltd.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$4,910,717	$5,580,244
Restricted cash	650,000	650,000
Accounts receivable - project revenue and reimbursable project costs	3,898,475	5,357,804
Prepaid expenses & other current assets	667,407	394,315
Total Current Assets	10,126,599	11,982,363

Property, Plant and Equipment -net	107,120	108,121

Other Assets
Patent costs - net	236,215	217,875
Security deposits	125,548	138,418
Total Other Assets	361,763	356,293

Total Assets	$10,595,482	$12,446,777

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$3,637,997	$5,138,979

Total Liabilities	3,637,997	5,138,979

Commitments and contingencies	-	-

Stockholders' Equity
Preferred stock, $0.001 par value, 50,000,000 authorized shares, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 authorized, 301,841,722 shares issued and outstanding at June 30, 2009 and 301,493,084 issued and outstanding at December 31, 2008	301,842	301,493
Additional paid in capital - stock and stock equivalents	51,086,020	48,607,451
Accumulated Deficit	(44,359,385)	(41,489,974)
Common stock reserved for issuance, 505,972 shares and 484,055 shares at June 30, 2009 and December 31, 2008, respectively	109,297	114,787
Deferred stock compensation	(180,289)	(225,959)
Total Stockholders' Equity	6,957,485	7,307,798

Total Liabilities and Stockholders' Equity	$10,595,482	$12,446,777

Thorium Power Ltd.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue:

Consulting Revenue	$3,430,485	$4,301,500	$6,374,538	$8,116,625

Cost of Consulting Services Provided	1,888,846	1,736,562	3,637,364	3,384,566

Gross Margin	1,541,639	2,564,938	2,737,174	4,732,059

Operating Expenses
General and administrative	1,140,223	1,597,941	2,107,717	3,116,987
Research and development expenses	559,112	154,788	1,012,917	285,449
Stock-based compensation	1,202,357	1,423,376	2,497,544	2,787,179
Total Operating Expenses	2,901,692	3,176,105	5,618,178	6,189,615

Operating loss	(1,360,053)	(611,167)	(2,881,004)	(1,457,556)

Other Income and (Expenses)
Interest income	13,492	53,898	16,520	143,180
Realized loss on marketable securities and other	(389)	(438,750)	(4,927)	(438,750)
Total Other Income and Expenses	13,103	(384,852)	11,593	(295,570)

Net loss before income taxes	(1,346,950)	(996,019)	(2,869,411)	(1,753,126)

Income taxes	—	1,111	—	31,939

Net loss	(1,346,950)	(997,130)	(2,869,411)	(1,785,065)

Other Comprehensive Income (Loss)
Unrealized loss on marketable securities	—	128,208	—	(3,515)

Total Comprehensive Loss	$(1,346,950)	$(868,922)	$(2,869,411)	$(1,788,580)

Net Loss Per Common Share, Basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Weighted Average Number of shares outstanding for the period (used to compute per share data)	301,841,722	299,366,947	301,754,563	299,215,481

Thorium Power Ltd.
Unaudited Condensed Consolidated Statements of Cash Flows

	Six months ended
	June 30,
	2009	2008
Operating Activities:
Net Loss	$(2,869,411)	$(1,785,065)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock based compensation	2,519,098	2,787,178
Depreciation and amortization	13,040	3,467
Changes in non-cash operating working capital items:
Accounts receivable - fees and reimburseable project costs	1,459,329	—
Prepaid expenses and other current assets	(260,222)	(150,514)
Accounts payable, accrued liabilities and other current liabilities	(1,500,982)	(520,359)
Deferred revenue	—	(3,793,125)
Deferred project costs – net	—	371,631
Net Cash Used In Operating Activities	(639,148)	(3,086,787)

Investing Activities:
Property and equipment	(12,039)	—
Patent costs	(18,340)	—
Net Cash Used In Investing Activities	(30,379)	—

Financing Activities:
Proceeds from issuance of common shares	—	49,975
Payments on notes payable and other	—	(10,433)
Net Cash Provided by Financing Activities	—	39,542

Net Decrease In Cash and Cash Equivalents	(669,527)	(3,047,245)

Cash and Cash Equivalents, Beginning of Period	5,580,244	9,907,691

Reclassification of cash equivalents to marketable securities - available for sale	—	(1,674,849)

Cash and Cash Equivalents, End of Period	$4,910,717	$5,185,597

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest paid	$—	$183
Income taxes paid	$266,000	$31,939